Exhibit 16.1

April 15, 2024

Mallorie Burak

Energous Corporation

3590 North First Street, Suite 210

San Jose, California 95134

Re:         Energous Corporation

Dear Ms. Burak:

This is to confirm that the client-auditor relationship between Energous Corporation (Commission File Number 001-36379) and Marcum LLP has ceased effective April 11, 2024.

Very truly yours,

Marcum LLP

Sent Via E-Mail mburak@energous.com

cc:	Office of the Chief Accountant Securities and Exchange Commission Via E-Mail: SECPSletters@sec.gov